
                                                                    EXHIBIT 99.2

                         NOTICE OF GUARANTEED DELIVERY
                                 FOR TENDER OF
                   7 1/2% SENIOR SUBORDINATED NOTES DUE 2011

                                       OF

                          TECHNICAL OLYMPIC USA, INC.

     This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the Exchange Offer (as defined below) if (i) certificates for Technical Olympic USA, Inc.'s 7 1/2% Senior Subordinated Notes due 2011 (the "Old Notes") are not immediately available, (ii) the Old Notes, the Letter of Transmittal and all other required documents cannot be delivered to Wells Fargo Bank, N.A. (the "Exchange Agent") on or prior to the expiration date (as defined in the Prospectus referred to below) or (iii) the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This
Notice of Guaranteed Delivery may be delivered by hand, overnight courier or mail, or transmitted by facsimile transmission, to the Exchange Agent. See "The
Exchange Offer -- Procedures For Tendering Old Notes" in the Prospectus.

                              THE EXCHANGE AGENT:

                             WELLS FARGO BANK, N.A.

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
By Registered and Certified Mail  By Overnight Courier or Regular Mail:            By Hand Delivery

     Wells Fargo Bank, N.A.              Wells Fargo Bank, N.A.                 Wells Fargo Bank, N.A.
   Corporate Trust Operations          Corporate Trust Operations              Corporate Trust Services
         MAC N9303-121                        MAC N9303-121                      608 2nd Avenue South
         P.O. Box 1517                   6th & Marquette Avenue          Northstar East Building - 12th Floor
     Minneapolis, MN 55480                Minneapolis, MN 55479                 Minneapolis, MN 55402
       Attention: Reorg.                    Attention: Reorg.                     Attention: Reorg.

                                       or

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
              Facsimile Transmissions                             To Confirm by Telephone
           (Eligible Institutions Only):                         or for Information Call:
                  (612) 667-4927                                      (612) 667-9764

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN TO ONE OF THOSE SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a letter of transmittal is required to be guaranteed by an "eligible institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal accompanying this Notice.

Ladies and Gentlemen:

     The undersigned hereby tenders to Technical Olympic USA, Inc., a Delaware corporation (the "Company"), upon the terms and subject to the conditions set
forth in the Company's Prospectus dated [       ], 2004 (as the same may be
amended or supplemented from time to time, the "Prospectus") and the related Letter of Transmittal (which together constitute the "Exchange Offer"), receipt of which is hereby acknowledged, the aggregate principal amount of Old Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer -- Procedures for Tendering Old Notes."

Aggregate Principal Amount of Notes Tendered

(must be integral multiples of $1,000):
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Certificate Nos. (if available):
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(Check box if Notes will be tendered by book-entry transfer)

[ ]  The Depository Trust Company

Account Number:
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Dated:
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Name(s) of Record Holder(s):
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--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 (PLEASE PRINT)

Address(es):
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                                   (ZIP CODE)

Area Code and Tel. No.:
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Signature(s):
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Dated:
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

THE GUARANTEE BELOW MUST BE COMPLETED

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an "eligible guarantor institution," including (as such terms are defined therein) (i) a bank, (ii) a broker, dealer, municipal securities broker or dealer or government securities broker or dealer, (iii) a credit union, (iv) a national securities exchange, registered securities association or clearing agency, or (v) a savings association, that is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program (each of the foregoing being referred to as an "Eligible Institution"), hereby guarantees to deliver to the Exchange Agent, at one of the addresses set forth above, either the Old Notes tendered hereby in proper form for transfer, or confirmation of the book-entry transfer of such Old Notes to the Exchange Agent's account at The Depository Trust Company ("DTC"), pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with one or more properly completed and duly executed Letter(s) of Transmittal (or facsimile thereof) and any other required documents within three New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

     The undersigned acknowledges that it must deliver the Letter(s) of Transmittal and the Old Notes tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

Name of Firm:
-------------------------------------------

Address:
--------------------------------------------------

                              --------------------------------------------------
                                    ZIP CODE

Area Code and Tel. No.:
--------------------------------

------------------------------------------------------------
AUTHORIZED SIGNATURE

------------------------------------------------------------
PLEASE PRINT NAME

TITLE:
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NOTE:  DO NOT SEND OLD NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. ACTUAL
SURRENDER OF OLD NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.

                                        3